Exhibit 99.1

For Further Information:

                                                           FOR IMMEDIATE RELEASE

Howard N. Feist
Chief Financial Officer
(781) 237-6655

                     AMERICAN BILTRITE REPORTS 2003 RESULTS

WELLESLEY HILLS, MA, MARCH 11, 2004 - American Biltrite Inc. (AMEX:ABL) reported today its results for 2003. Net sales for the year ended December 31, 2003 were $416.6 million, down 4.1% from $434.5 million in 2002. The net loss from continuing operations for 2003 was $6.8 million, including a $3.7 million charge by its 55% owned consolidated subsidiary Congoleum Corporation (AMEX:CGM) to resolve asbestos claims through a pre-packaged plan of reorganization. The net loss from continuing operations for 2002 was $6.8 million, which included a $16.8 million asbestos related charge by Congoleum. The net loss in 2003 was $14.2 million or $4.11 per share compared with a loss of $16.7 million or $4.84 per share in 2002.

On December 31, 2003 Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code, as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. During 2003, Congoleum obtained the asbestos claimant votes necessary for approval of a proposed pre-packaged Chapter 11 plan of reorganization and in January 2004 filed its pre-packaged plan of reorganization and disclosure statement with the court. Congoleum is seeking confirmation of the plan as promptly as possible. If approved by the bankruptcy court in its current form, the plan would leave non-asbestos creditors unimpaired and would resolve all pending and future asbestos claims against Congoleum.

Roger S. Marcus, Chairman of the Board, commented "2003 was an extraordinarily difficult year for American Biltrite due to the shutdown of our Janus wood flooring operation and the Congoleum situation, both of which had a major negative effect on our bottom line. In the case of Janus, the business is closed and the only remaining task is to sell the real estate, which we expect to do by mid-2004, using the proceeds to reduce debt. Congoleum continues to make progress with its pre-packaged plan of reorganization, which has now been filed with the court. We are optimistic the plan will be confirmed in 2004."

Mr. Marcus continued "Results at our remaining operations were slightly profitable in the face of a very difficult economic environment. K&M Associates, our jewelry business, was solidly profitable. Although K&M's sales and profits were below 2002 levels, the operation made considerable progress in further expanding its sales base. The Tape division's profitability was essentially flat on a modest sales increase, and the Canadian
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division swung to a loss in 2003 on lower sales, as both of these operations faced very challenging combinations of soft demand and competitive pressures." American Biltrite owns 55% of the outstanding common stock of Congoleum. Generally accepted accounting principles require that American Biltrite recognize 100% of Congoleum's results if its cumulative losses are in excess of Congoleum's equity. Because of Congoleum's deficit equity position, American Biltrite's consolidated results in 2003 include the $6.8 million loss reported by Congoleum during that period. However, Congoleum is separately financed and American Biltrite neither guarantees nor is otherwise obligated for any of Congoleum's debts. American Biltrite has no recorded value at risk or economic obligation related to the cumulative $25.8 million of Congoleum losses it has recorded in excess of its investment in Congoleum. Furthermore, American Biltrite's lending agreements require that its investment in Congoleum be accounted for under the equity method of accounting and not consolidated. Had the Company been permitted by generally accepted accounting principles to account for its investment in Congoleum under the equity method, its net loss for 2003 would have been reduced by $6.8 million, and its consolidated equity at December 31, 2003 increased by $25.8 million.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE ABOVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON AMERICAN BILTRITE'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS. AMERICAN BILTRITE UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH AMERICAN BILTRITE BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES, (II) PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES FOR ASBESTOS-RELATED CLAIMS, INCLUDING INSURANCE COVERAGE AND AVAILABILITY FOR ASBESTOS CLAIMANTS UNDER THE PROPOSED CONGOLEUM REORGANIZATION PLAN WHICH CERTAIN INSURERS HAVE OBJECTED TO IN BANKRUPTCY COURT AND ARE LITIGATING IN NEW JERSEY STATE COURT (III) COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM, (IV) CONGOLEUM'S ABILITY TO TIMELY REACH AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (V) THE COMPANY'S AND CONGOLEUM'S SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENT OF THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT THE CONTEMPLATED NOTE CONTRIBUTION AND PLEDGE IN CONNECTION WITH CONGOLEUM'S PRE-PACKAGED PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE (VI) THE RESPONSE FROM TIME-TO-TIME OF LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM THE STRATEGY TO SETTLE ASBESTOS LIABILITY, (VII) THE ADEQUACY OF CONGOLEUM'S DEBTOR-IN-POSSESSION FINANCING TO PROVIDE IT WITH SUFFICIENT FUNDING DURING THE PENDENCY OF ITS CHAPTER 11 CASE AND EXIT FINANCING TO PROVIDE IT WITH SUFFICIENT FUNDING FOR ITS OPERATIONS AFTER EMERGING FROM THE BANKRUPTCY PROCESS, IN EACH CASE, ON REASONABLE TERMS, (VIII) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT

APPROVAL OF ANY PURSUED REORGANIZATION PLAN (IX) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g), (X) THE IMPACT ANY ADOPTED FEDERAL LEGISLATION ADDRESSING ASBESTOS PERSONAL INJURY CLAIMS MAY HAVE ON THE COMPANY'S OR CONGOLEUM'S BUSINESSES, RESULTS OF OPERATIONS OR FINANCIAL CONDITIONS, (XI)THE ABILITY OF THE COMPANY TO REPLACE OR REFINANCE ITS SECURED CREDIT FACILITY ON OR PRIOR TO DECEMBER 31, 2004, THE FINAL MATURITY DATE OF THAT FACILITY, (XII) THE FUTURE COST AND TIMING OF PAYMENTS ASSOCIATED WITH AND AVAILABILITY OF INSURANCE COVERAGE FOR ENVIRONMENTAL AND NON-ASBESTOS RELATED PRODUCT AND GENERAL LIABILITY CLAIMS, (XIII) INCREASES IN RAW MATERIAL PRICES,
(XIV) INCREASED COMPETITIVE ACTIVITY FROM COMPETITORS, SOME OF WHICH HAVE GREATER RESOURCES AND BROADER DISTRIBUTION CHANNELS, (XV) UNFAVORABLE DEVELOPMENTS IN VARIOUS MARKETS FOR THE COMPANY'S PRODUCTS OR IN THE NATIONAL ECONOMY IN GENERAL, (XVI) SHIPMENT DELAYS, DEPLETION OF INVENTORY AND INCREASED PRODUCTION COSTS RESULTING FROM UNFORESEEN DISRUPTIONS OF OPERATIONS AT ANY OF THE COMPANY'S FACILITIES OR DISTRIBUTORS, (XVII) PRODUCT WARRANTY COSTS, (XVIII) CHANGES IN CUSTOMERS FOR THE COMPANY'S PRODUCTS AND (XIX) AMERICAN BILTRITE'S ABILITY TO TIMELY SELL OR OTHERWISE DISPOSE OF THE JANUS PROPERTY ON TERMS ACCEPTABLE TO AMERICAN BILTRITE AND IN ACCORDANCE WITH APPLICABLE REGULATORY OR OTHER LEGAL REQUIREMENTS, INCLUDING CANADIAN REGULATIONS AND LAWS. IN ADDITION, IN VIEW OF AMERICAN BILTRITE'S RELATIONSHIPS WITH CONGOLEUM, AMERICAN BILTRITE COULD BE AFFECTED BY CONGOLEUM'S NEGOTIATIONS WITH ITS VENDORS, CUSTOMERS, CREDITORS, COUNSEL REPRESENTING CURRENT OR FUTURE ASBESTOS PLAINTIFFS, CREDITOR COMMITTEES, AND OTHER CONSTITUENCIES THAT EXIST OR MAY EMERGE, AND THERE CAN BE NO ASSURANCE AS TO WHAT THAT IMPACT, POSITIVE OR NEGATIVE, MIGHT BE. IN ANY EVENT, THE FAILURE OF CONGOLEUM TO OBTAIN CONFIRMATION OF ITS ANTICIPATED PRE-PACKAGED PLAN OF REORGANIZATION WOULD HAVE A MATERIAL ADVERSE EFFECT ON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND COULD HAVE A MATERIAL ADVERSE EFFECT ON AMERICAN BILTRITE'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN AMERICAN BILTRITE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AMERICAN BILTRITE'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2003, AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.
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                             AMERICAN BILTRITE INC.

           RESULTS FOR THE THREE MONTHS (UNAUDITED) AND TWELVE MONTHS

                                                                    (Unaudited)
                                                         For the Quarter ended December 31,     For the Year ended December 31,
                                                             2003                  2002             2003                 2002
                                                         -------------        -------------     -------------        -------------
Net sales                                                $ 103,356,000        $ 104,217,000     $ 416,569,000        $ 434,495,000
                                                         =============        =============     =============        =============

Earnings (loss) before other items                       $  (3,719,000)       $ (17,140,000)    $  (6,623,000)       $ (13,061,000)

Noncontrolling interests                                       (31,000)           6,791,000          (174,000)           6,221,000
                                                         -------------        -------------     -------------        -------------
  Earnings (loss) from continuing operations                (3,750,000)         (10,349,000)       (6,797,000)          (6,840,000)

Discontinued operation                                       4,177,000             (876,000)       (7,361,000)          (2,073,000)

Cumulative effect of accounting change                                                                     --           (7,742,000)
                                                         -------------        -------------     -------------        -------------
    Net earnings (loss)                                  $     427,000        $ (11,225,000)    $ (14,158,000)       $ (16,655,000)
                                                         =============        =============     =============        =============

Earnings (loss) per common share from
  continuing operations, basic and diluted                      ($1.09)              ($3.01)           ($1.97)              ($1.99)

Discontinued operation                                            1.21                (0.25)            (2.14)               (0.60)

Cumulative effect of accounting change                              --                   --                --                (2.25)
                                                         -------------        -------------     -------------        -------------
    Net earnings (loss) per share, basic and diluted             $0.12               ($3.26)           ($4.11)              ($4.84)
                                                         =============        =============     =============        =============

Weighted average number of common and
  equivalent shares outstanding                              3,441,551            3,441,551         3,441,551            3,441,562